EXHIBIT 3.1.2


ROSS MILLER
SECRETARY OF STATE
204 NORTH CARSON STREET, SUITE 1
CARSON CITY, NEVADA 89701-4520
(775) 684-5708
WEBSITE: WWW.NVSOS.GOV

                                 FILED IN THE OFFICE OF     DOCUMENT NUMBER
                                 /s/ ROSS MILLER            20090529221-72
                                 ROSS MILLER
                                 SECRETARY OF STATE         FILING DATE AND TIME
                                 STATE OF NEVADA            07/07/2009 8:00 AM

                                                            ENTITY NUMBER
                                                            E0358282006-3


                            CERTIFICATE OF AMENDMENT
                      (PURSUANT TO NRS 78.385 AND 78.390)


USE BLACK INK ONLY - DO NOT HIGHLIGHT         ABOVE SPACE IS FOR OFFICE USE ONLY


             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1. NAME OF CORPORATION:

   Mainland Resources Inc.

2. THE ARTICLES HAVE BEEN AMENDED AS FOLLOWS: (PROVIDE ARTICLE NUMBERS, IF AVAILABLE)

   Article 3. The authorized capital of the company shall consist of 400,000,000 shares of common stock, par value $0.0001.

3. THE VOTE BY WHICH THE STOCKHOLDERS HOLDING SHARES IN THE CORPORATION ENTITILING THEM TO EXERCISE A LEAST A MAJORITY OF THE VOTING POWER, OR SUCH GREATER PROPORTION OF THE VOTING POWER AS MAY BE REQUIRED IN THE CASE OF A VOTE BY CLASSES OR SERIES, OR AS MAY BE REQUIRED BY THE PROVISIONS OF THE ARTICLES OF INCORPORATION* HAVE VOTED IN FAVOR OF THE AMENDMENT IS:

   Not required

4. EFFECTIVE DATE OF FILING: (OPTIONAL)

   (Must not be later than 90 days after the certificate is filed)

5. SIGNATURE: (REQUIRED)

   X /s/______________________
        (Signature of Officer

     CFO/Secretary-Treasurer


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.


IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.